EXHIBIT 99.1

AssetMark Reports $96.2B Platform Assets for First Quarter 2023

CONCORD, Calif., May 3, 2023 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended March 31, 2023.

First Quarter 2023 Financial and Operational Highlights

•	Net income for the quarter was $17.2 million, or $0.23 per share.
•	Adjusted net income for the quarter was $39.7 million, or $0.53 per share, on total revenue of $176.6 million.
•	Adjusted EBITDA for the quarter was $58.8 million, or 33.3% of total revenue.
•

Platform assets increased 5.9% year-over-year to $96.2 billion. Quarter-over-quarter platform assets were up 5.2%, due to market impact net of fees of $3.1 billion, and quarterly net flows of $1.6 billion.

•	Year-to-date annualized net flows as a percentage of beginning-of-year platform assets were 7.1%.
•

More than 2,700 new households and 166 new producing advisors joined the AssetMark platform during the first quarter. In total, as of March 31, 2023, there were over 9,300 advisors (approximately 3,000 were engaged advisors) and over 243,000 investor households on the AssetMark platform.

•	We realized an 18.8% annualized production lift from existing advisors for the first quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

“We achieved another record quarter, further demonstrating the power of our strategic focus and commitment to flawless execution. Highlights of our record results include total revenue of $177 million and adjusted EBITDA of $59 million. I am extremely proud of our results and, as I look ahead, I am encouraged by the early trends we are seeing. Specifically, first quarter new producing advisors were the highest since the second quarter of 2022 and first quarter production or money onto the platform is at the highest level since the fourth quarter of 2021,” said Natalie Wolfsen, CEO of AssetMark. “Our strategy is designed to help our advisors grow and scale, which will in turn help AssetMark grow and scale.”

First Quarter 2023 Key Operating Metrics

1Q22	1Q23	Variance per year
Operational metrics:			
Platform assets (at period-beginning) (millions of dollars)	93,487	91,470	(2.2%)
Net flows (millions of dollars)	2,135	1,631	(23.6%)
Market impact net of fees (millions of dollars)	(4,804)	3,102	NM
Acquisition impact (millions of dollars)	-	-	NM
Platform assets (at period-end) (millions of dollars)	90,818	96,203	5.9%
Net flows lift (% of beginning of year platform assets)	2.3%	1.8%	(50 bps)
Advisors (at period-end)	8,701	9,319	7.1%
Engaged advisors (at period-end)	2,815	2,976	5.7%
Assets from engaged advisors (at period-end) (millions of dollars)	83,643	88,587	5.9%
Households (at period-end)	215,668	243,775	13.0%
New producing advisors	195	166	(14.9%)
Production lift from existing advisors (annualized %)	18.7%	18.8%	10 bps
Assets in custody at ATC (at period-end) (millions of dollars)	69,762	70,069	0.4%
ATC client cash (at period-end) (millions of dollars)	3,095	3,189	3.0%
Financial metrics:			
Total revenue (millions of dollars)	148	177	19.1%
Net income (millions of dollars)	22.2	17.2	(22.5%)
Net income margin (%)	15.0%	9.8%	520 bps
Capital expenditure (millions of dollars)	8.4	10.0	18.9%
Non-GAAP financial metrics:			
Adjusted EBITDA (millions of dollars)	44.5	58.8	32.1%
Adjusted EBITDA margin (%)	30.0%	33.3%	330 bps
Adjusted net income (millions of dollars)	28.8	39.7	37.9%

Note: Percentage variance based on actual numbers, not rounded results

All metrics include Adhesion data, except "New producing advisors," "Production lift from existing advisors" and ATC related metrics

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its first quarter 2023 results. In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: May 3rd, 2023
•	Time: 2:00 p.m. PT; 5:00 p.m. ET

•

Phone: Listeners can pre-register for the conference call here: https://www.netroadshow.com/events/login?show=7544cbed&confId=48795. Upon registering, you will be provided with participant dial-in numbers, passcode and unique registrant ID. In the 10 minutes prior to the call start time, you may use the conference access information (dial in number, direct event passcode and registrant ID) provided in the confirmation email received at the point of registering to join the call directly.

•

Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from May 3rd, 2023.

About AssetMark Financial Holdings, Inc.

AssetMark is a wealth management platform that powers independent financial advisors and their clients. Together with our affiliates Voyant and Adhesion Wealth, we serve advisors of all models at every stage of their journey with flexible, purpose-built solutions that champion client engagement and drive efficiency. Our ecosystem of solutions equips advisors with services and capabilities that would otherwise require significant investments of time and money, ultimately enabling them to deliver better investor outcomes and enhance their productivity, profitability and client satisfaction.

Founded in 1996 and based in Concord, California, the company has approximately 1,000 employees. Today, the AssetMark platform serves 9,300 financial advisors and roughly 243,000 investor households. As of March 31, 2023, the company had $96.2 billion in platform assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “will,” “may,” “could,” “should,” “believe,” “expect,” “estimate,” “potential” or “continue,”

the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our business strategies, our operating and financial performance and general market, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our

Annual Report on Form 10-K for the year ended December 31, 2022, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com. Additional information will be set forth in our

Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which is expected to be filed later in May. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands except share data and par value)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$123,468	$123,274
Restricted cash	13,000	13,000
Investments, at fair value	15,221	13,714
Fees and other receivables, net	21,966	20,082
Income tax receivable, net	—	265
Prepaid expenses and other current assets	16,509	16,870
Total current assets	190,164	187,205
Property, plant and equipment, net	8,041	8,495
Capitalized software, net	94,775	89,959
Other intangible assets, net	692,011	694,627
Operating lease right-of-use assets	22,428	22,002
Goodwill	487,206	487,225
Other assets	13,386	13,417
Total assets	$1,508,011	$1,502,930
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,462	$4,624
Accrued liabilities and other current liabilities	66,923	69,196
Income tax payable, net	5,581	—
Total current liabilities	74,966	73,820
Long-term debt, net	93,473	112,138
Other long-term liabilities	16,285	15,185
Long-term portion of operating lease liabilities	28,380	27,924
Deferred income tax liabilities, net	147,497	147,497
Total long-term liabilities	285,635	302,744
Total liabilities	360,601	376,564
Stockholders’ equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 73,924,212 and 73,847,596 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	74	74
Additional paid-in capital	946,768	942,946
Retained earnings	200,725	183,503
Accumulated other comprehensive loss	(157)	(157)
Total stockholders’ equity	1,147,410	1,126,366
Total liabilities and stockholders’ equity	$1,508,011	$1,502,930

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Asset-based revenue	$131,039	$142,076
Spread-based revenue	38,263	1,955
Subscription-based revenue	3,544	3,318
Other revenue	3,716	954
Total revenue	176,562	148,303
Operating expenses:
Asset-based expenses	37,434	41,687
Spread-based expenses	6,557	405
Employee compensation	46,911	40,290
General and operating expenses	25,689	22,059
Professional fees	5,393	5,733
Depreciation and amortization	8,428	7,469
Total operating expenses	130,412	117,643
Interest expense	2,347	1,159
Other expense, net	19,865	128
Income before income taxes	23,938	29,373
Provision for income taxes	6,716	7,154
Net income	17,222	22,219
Net comprehensive income	$17,222	$22,219
Net income per share attributable to common stockholders:
Basic	$0.23	$0.30
Diluted	$0.23	$0.30
Weighted average number of common shares outstanding, basic	73,890,162	73,571,785
Weighted average number of common shares outstanding, diluted	74,370,353	73,675,460

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$17,222	$22,219
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,428	7,469
Interest (income) expense, net	(9)	209
Share-based compensation	3,822	3,142
Debt acquisition cost write-down	92	130
Changes in certain assets and liabilities:
Fees and other receivables, net	(1,484)	(137)
Receivables from related party	(400)	81
Prepaid expenses and other current assets	1,738	2,541
Accounts payable, accrued liabilities and other current liabilities	3,871	(16,905)
Income tax receivable and payable, net	5,846	6,673
Net cash provided by operating activities	39,126	25,422
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Adhesion Wealth, net of cash received	(3,000)	—
Purchase of investments	(824)	(1,280)
Sale of investments	66	361
Purchase of property and equipment	(220)	(361)
Purchase of computer software	(9,954)	(8,077)
Net cash used in investing activities	(13,932)	(9,357)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(25,000)	(1,563)
Payments on revolving credit facility	—	(115,000)
Proceeds from issuance of long-term debt, net	—	122,508
Net cash (used in) provided by financing activities	(25,000)	5,945
Net change in cash, cash equivalents and restricted cash	194	22,010
Cash, cash equivalents and restricted cash at beginning of period	136,274	89,707
Cash, cash equivalents and restricted cash at end of period	$136,468	$111,717
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid, net	$868	$532
Interest paid	$3,787	$390
Non-cash operating and investing activities:
Non-cash changes to right-of-use assets	$1,742	$32
Non-cash changes to lease liabilities	$1,742	$32

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•	non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and
•

costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, litigation and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:

•	as measures of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies;
•	in communications with our board of directors concerning our financial performance; and
•	as considerations in determining compensation for certain employees.

Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•

the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three months ended March 31, 2023 and 2022 (unaudited).

	Three Months Ended March 31,		Three Months Ended March 31,
(in thousands except for percentages)	2023	2022	2023	2022
Net income	$17,222	$22,219	9.8%	15.0%
Provision for income taxes	6,716	7,154	3.8%	4.8%
Interest income	(2,051)	(31)	(1.2)%	—
Interest expense	2,347	1,159	1.3%	0.8%
Depreciation and amortization	8,428	7,469	4.8%	5.0%
EBITDA	$32,662	$37,970	18.5%	25.6%
Share-based compensation(1)	3,822	3,142	2.2%	2.1%
Reorganization and integration costs(2)	1,909	3,006	1.1%	2.0%
Acquisition expenses(3)	313	135	0.2%	0.1%
Business continuity plan(4)	(6)	115	—	0.1%
Accrual for SEC matter(5)	20,000	—	11.3%	—
Other expense, net	88	128	—	0.1%
Adjusted EBITDA	$58,788	$44,496	33.3%	30.0%

(1)

“Share-based compensation” represents granted share-based compensation in the form of restricted stock unit, stock option and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(3)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)	“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a hybrid workforce in 2022.
(5)

“Accrual for SEC matter” represents an accrual recognized based on the SEC matter further discussed in Note 12 of notes to unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for three months ended March 31, 2023 and 2022 (unaudited), broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
(in thousands)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Share-based compensation(1)	$3,822	$—	$3,822	$3,142	$—	$3,142
Reorganization and integration costs(2)	1,064	845	1,909	786	2,220	3,006
Acquisition expenses(3)	100	213	313	—	135	135
Business continuity plan(4)	—	(6)	(6)	—	115	115
Accrual for SEC matter(5)	—	20,000	20,000	—	—	—
Other expense, net	—	88	88	—	128	128
Total adjustments to adjusted EBITDA	$4,986	$21,140	$26,126	$3,928	$2,598	$6,526

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
(in percentages)	Compensation	Non-Compensation	Total	Compensation	Non-Compensation	Total
Share-based compensation(1)	2.2%	—	2.2%	2.1%	—	2.1%
Reorganization and integration costs(2)	0.6%	0.5%	1.1%	0.5%	1.5%	2.0%
Acquisition expenses(3)	0.1%	0.1%	0.2%	—	0.1%	0.1%
Business continuity plan(4)	—	—	—	—	0.1%	0.1%
Accrual for SEC matter(5)	—	11.3%	11.3%	—	—	—
Other expense, net	—	—	—	—	0.1%	0.1%
Total adjustments to adjusted EBITDA margin %	2.9%	11.9%	14.8%	2.6%	1.8%	4.4%

(1)

“Share-based compensation” represents granted share-based compensation in the form of restricted stock unit, stock option and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(3)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)	“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a hybrid workforce in 2022.
(5)

“Accrual for SEC matter” represents an accrual recognized based on the SEC matter further discussed in Note 12 of notes to unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•

costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•

amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and

•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

The schedule set forth below presents the Company’s GAAP results from the Condensed Consolidated Statements of Income (unaudited) for the three months ended March 31, 2023 and 2022, with certain line items adjusted for the items described above. Included below is also a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months ended March 31, 2023 and 2022 (unaudited).

	Three Months Ended March 31,
	2023	2022
Revenue:
Asset-based revenue	$131,039	$142,076
Spread-based revenue	38,263	1,955
Subscription-based revenue	3,544	3,318
Other revenue	3,716	954
Total revenue	176,562	148,303
Operating expenses:
Asset-based expenses	37,434	41,687
Spread-based expenses	6,557	405
Adjusted employee compensation(1)	41,925	36,362
Adjusted general and operating expenses(1)	24,805	20,803
Adjusted professional fees(1)	5,225	4,519
Adjusted depreciation and amortization(2)	6,254	5,740
Total adjusted operating expenses	122,200	109,516
Interest expense	2,347	1,159
Adjusted other expenses, net(1)	(223)	—
Adjusted income before income taxes	52,238	37,628
Adjusted provision for income taxes(3)	12,537	8,842
Adjusted net income	39,701	28,786
Net income per share attributable to common stockholders:
Adjusted earnings per share(4)	$0.53	$0.39
Weighted average number of common shares outstanding, diluted	74,370,353	73,675,460

(1)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3)	Consists of the provision for income taxes under U.S. GAAP and the estimated tax impact of expense adjustments and acquisition-related amortization, and share-based compensation beginning in 2022.
(4)

In Q1 2022, we began using the diluted GAAP shares outstanding given that our restricted stock awards fully vested in 2021 resulting in no material reconciling differences compared to the adjusted diluted common shares outstanding historically used for calculating adjusted earnings per share.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months ended March 31, 2023 and 2022 (unaudited).

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
Reconciliation of Non-GAAP Presentation	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue:
Asset-based revenue	$131,039	$—	$131,039	$142,076	$—	$142,076
Spread-based revenue	38,263	—	38,263	1,955	—	1,955
Subscription-based revenue	3,544	—	3,544	3,318	—	3,318
Other revenue	3,716	—	3,716	954	—	954
Total revenue	176,562	—	176,562	148,303	—	148,303
Operating expenses:
Asset-based expenses	37,434	—	37,434	41,687	—	41,687
Spread-based expenses	6,557	—	6,557	405	—	405
Employee compensation(1)	46,911	(4,986)	41,925	40,290	(3,928)	36,362
General and operating expenses(1)	25,689	(884)	24,805	22,059	(1,256)	20,803
Professional fees(1)	5,393	(168)	5,225	5,733	(1,214)	4,519
Depreciation and amortization(2)	8,428	(2,174)	6,254	7,469	(1,729)	5,740
Total operating expenses	130,412	(8,212)	122,200	117,643	(8,127)	109,516
Interest expense	2,347	—	2,347	1,159	—	1,159
Other expenses, net(1)	19,865	(20,088)	(223)	128	(128)	—
Income before income taxes	23,938	28,300	52,238	29,373	8,255	37,628
Provision for income taxes(3)	6,716	5,821	12,537	7,154	1,688	8,842
Net income	$17,222		$39,701	$22,219		$28,786

(1)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3)	Consists of the provision for income taxes under U.S. GAAP and the estimated tax impact of expense adjustments and acquisition-related amortization, and share-based compensation beginning in 2022.

Set forth below is a summary of the adjustments involved in the reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for three months ended March 31, 2023 and 2022 (unaudited), broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income			$17,222			$22,219
Acquisition-related amortization(1)	$—	$2,174	2,174	$—	$1,729	1,729
Expense adjustments(2)	1,164	21,052	22,216	786	2,470	3,256
Share-based compensation	3,822	—	3,822	3,142	—	3,142
Other expense, net	—	88	88	—	128	128
Tax effect of adjustments(3)	(1,197)	(4,624)	(5,821)	(192)	(1,496)	(1,688)
Adjusted net income	$3,789	$18,690	$39,701	$3,736	$2,831	$28,786

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)	Consists of the provision for income taxes under U.S. GAAP and the estimated tax impact of expense adjustments and acquisition-related amortization.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

InvestorRelations@assetmark.com

Media:

Alaina Kleinman

Head of PR & Communications

alaina.kleinman@assetmark.com

SOURCE: AssetMark Financial Holdings, Inc.